UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEI, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0944876 (I.R.S. employer identification no.)

6385 Old Shady Oak Road, Suite 280 Eden Prairie, MN	55344-7766
(Address of principal executive offices)	(Zip code)

HEI, Inc. 1998 Stock Option Plan
(Full title of the plan)

Anthony J. Fant
6385 Old Shady Oak Road
Suite 280
Eden Prairie, MN 55344-7766
Chairman and Chief Executive Officer
(Name and address of agent for service)

952-443-2500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee

Common Stock, par value $.05 per share	700,000	$7.95	$5,565,000	$511.95

[(1)] Represents the additional shares of Common Stock of HEI, Inc. issuable pursuant to the HEI INC 1998 Stock Option Plan.

[(2)] Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average high and low prices for the Common Stock reported on the Nasdaq National Market on April 15, 2002.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of 700,000 additional shares of Common Stock, $.05 par value per share (“Common Stock”), of the Registrant under the HEI, Inc. 1998 Stock Option Plan, a stock-based benefit plan for which the Registrant registered 600,000 shares of Common Stock under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 27, 2000 (File No. 333-95551), the contents of which (including any post-effective amendments thereto) are hereby incorporated by reference herein.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX *
EX-5.(A) Opinion/Consent of Gray Plant Mooty Mooty
EX-23.(B) Consent of KPMG LLP

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4(a) *	Restated Articles of Incorporation of the Company, as amended.
4(b) *	By-Laws of the Company, as amended.
5(a)	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23(a)	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included as part of Exhibit 5).
23(b)	Consent of KPMG LLP.
23(c)	Power of Attorney (included on page _2_).
24	* Previously filed as an exhibit to the Definitive Proxy Statement on Form 14A filed on January 23, 2002, and incorporated herein by reference

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, as of the 16thday of April, 2002.

HEI, INC.

By	/s/ Anthony J. Fant

Anthony J. Fant
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Anthony J. Fant as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 16, 2002 by the following persons in the capacities indicated:

Signature	Title

/s/ Anthony J. Fant	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Anthony J. Fant

/s/ Steve E. Tondera, Jr.	Vice President of Finance, Chief Financial Officer, Treasurer, Director
Steve E. Tondera, Jr.

/s/ Edwin W. Finch, III	Director
Edwin W. Finch, III

/s/ David W. Ortlieb	Director
David W. Ortlieb

/s/ Mack V. Traynor, III	Director
Mack V. Traynor, III

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EXHIBIT INDEX *

Exhibit

4(a)*	Restated Articles of Incorporation of the Company, as amended.
4(b)*	By-Laws of the Company, as amended.
5(a)	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23(a)	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included as part of Exhibit 5)
23(b)	Consent of KPMG LLP.
24	Power of Attorney (included on page 2).
* Previously filed as an exhibit to the Definitive Proxy Statement on Form 14A filed on January 23, 2002, and incorporated herein by reference.

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